Exhibit 3.1

DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4298

(775) 684-5708 Website: secretaryofstate.biz

Entity #

E0390262005-0

Document Number

20050240957-64

Date Filed:

6/21/2005 8:00:40 AM

In the office of

/s/ Dean Heller

Dean Heller

Secretary of State

ARTICLES OF INCORPORATION

(PURSUANT TO NRS 78)

1.	Name of Corporation: MADRONA VENTURES, INC.

2.	Resident Agent Name & Street Address:	Empire Stock Transfer Inc.
7251 West Lake Mead Boulevard Suite 300
Las Vegas, NEVADA 89128

3.	Shares:	Number of Shares with par value:75,000,000
Par value: .001

4.	Name & Address of Board Of Directors/Trustees:	Darcy Krell
#3A 199 Drake Street
Vancouver, BC V6Z2T9

5.	Purpose:	The purpose of this Corporation shall be:
All legal purposes

6.	Name, Address & Signature Of Incorporator:	Leah Finke /s/ Leah Finke
7251 West Lake Mead Boulevard Suite 300
Las Vegas, NEVADA 89128

Certificate of Acceptance Of Appointment of Resident Agent:		I hereby accept appointment as Resident Agent for the above named corporation.

		/s/ Leah Finke	6/20/05
		Authorized Signature of R.A.	Date

ARTICLES OF INCORPORATION

OF

MADRONA VENTURES, INC.

FIRST. The name of the corporation is Madrona Ventures, Inc.

SECOND. The registered office of the corporation in the State of Nevada is located at 7251 West Lake Mead Blvd. Suite 300, Las Vegas NV 89128. The corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of said corporation. The corporation may conduct all corporation business of every kind and nature outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are to engage in any lawful activity.

FOURTH. That the total number of common stock authorized that may be issued by the corporation is SEVENTY FIVE MILLION (75,000,000) shares of stock with a par value of one tenth of one cents ($0.001) per share and no other class of stock shall be authorized. The corporation may issue said shares for such consideration as the Board of Directors may fix.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The first Board of Directors shall be one (1) in number and the name and post office address of this Director is:

Darcy Krell
#3A 199 Drake Street
Vancouver, BC V6Z 2T9

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

Leah Finke
7251 West Lake Mead Boulevard Suite 300
Las Vegas, Nevada 89128

EIGHTH. The Resident Agent for this corporation shall be Empire Stock Transfer Inc. The address of the Resident Agent and the registered statutory address of this corporation in the State of Nevada shall be: 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, NV 89128

NINTH. The corporation is to have perpetual existence.

TENTH. The Board of Directors shall adopt the initial Bylaws of the corporation. The Board of Directors shall also have the power to alter, amend or repeal the Bylaws, or to adopt new Bylaws, except as otherwise may be specifically provided in the Bylaws.

ELEVENTH. The Board of Directors shall have the authority to open bank accounts and adopt banking resolutions on behalf of the corporation.

TWELVTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer, however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or emissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or emissions prior to such repeal or modification.

THIRTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this Tuesday, June 20, 2005.

/s/ Leah Finke
Leah Finke
Incorporator

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
2009069165-88
/s/ Ross Miller	Filing Date and Time
Ross Miller	08/10/2009 5:00 PM
Secretary of State	Entity Number
State of Nevada	E0390262005-0

Certificate of Amendment

(Pursuant To NRS 78.385 And 78.390)

Use Black ink only - Do not Highlight	Above space is for office use only

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Madrona Ventures, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The Fourth Articles is amended as follows

“The total number of common stock authorized that may be issued by the Corporation is two hundred million (200,000,000) shared of common stock with a par value of $.001 per share and no other class of stock shall be authorized. The Corporation may from time to time issue said shares of such consideration as the Board of Directors sees fit.”

3. The vote by which the stockholders holding shared in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date of filing: (optional)	8/5/09
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

*If any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 3-6-09

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
20090684348-74
/s/ Ross Miller	Filing Date and Time
Ross Miller	09/16/2009 1:44 PM
Secretary of State	Entity Number
State of Nevada	E0390262005-0

Certificate of Amendment

(Pursuant To NRS 78.385 And 78.390)

Use Black ink only - Do not Highlight	Above space is for office use only

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

Madrona Ventures Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

First Article: the name of the corporation has been changed to Lightlake Therapeutics Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is 76%

4. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 3-6-09